Exhibit 2.13.37 - Supplement No. 38 to the Collateral Agreement dated as of November 5, 2009, dated as of April 9, 2013, among Reynolds Group Holdings Inc., Pactiv LLC, Evergreen Packaging Inc., Reynolds Consumer Products, Inc. Reynolds Consumer Products Holdings LLC, Closure Systems International Holdings Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer Inc. and The Bank of New York Mellon, as collateral agent

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SUPPLEMENT NO. 38 (this “Supplement”) dated as of April 9, 2013, to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), PACTIV LLC (f/k/a Pactiv Corporation), a limited liability company organized under the laws of the state of Delaware (“Pactiv”), EVERGREEN PACKAGING INC., a Delaware corporation (“Evergreen”), REYNOLDS CONSUMER PRODUCTS, INC., a Delaware corporation (“RCPI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC (f/k/a Reynolds Consumer Products Holdings Inc.), a limited liability company organized under the laws of the state of Delaware (“RCPH” and, together with RGHI, Pactiv, Evergreen and RCPI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
A. Reference is made to (a) the Third Amended and Restated Credit Agreement dated as of September 28, 2012 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of October 15, 2010 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2010 Senior Secured Note Indenture”), among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee (in such capacity, the “2010 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (c) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “February 2011 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “February 2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (d) the Indenture dated as of August 9, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “August 2011 Senior Secured Note Indenture”) among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon, as trustee (in such capacity, the “August 2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (e) the Indenture dated as of September 28, 2012 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2012 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2012 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, and (f) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (as further amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the 2010 Indenture Trustee, the February 2011 Indenture Trustee, the August 2011 Indenture Trustee, the 2012 Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents.
D. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of Exhibit A to the Collateral Agreement. Each of the undersigned U.S. Subsidiaries (each, a “New U.S. Subsidiary” and collectively, the “New U.S. Subsidiaries”) is executing this

Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
Accordingly, the Collateral Agent and each New U.S. Subsidiary agree as follows:
SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, each New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and each New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of each New U.S. Subsidiary’s right, title and interest in and to the U.S. Grantor Pledged Collateral of each New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include each New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. Each New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Each New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedules 1, 2(a), 2(b) and 5 through 12 attached hereto are true and correct schedules of the information, with respect to each New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth in Schedule 2(a) hereto, is the true and correct legal name of each New U.S. Subsidiary, its form of organization and its jurisdiction of organization.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
SECTION 9. Each New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

IN WITNESS WHEREOF, each New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

SPIRIT FOODSERVICE PRODUCTS, INC.
by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

SPIRIT FOODSERVICE, INC.
by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

MASTER CONTAINERS, INC.
by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

THE BANK OF NEW YORK MELLON, as Collateral Agent
By
/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

Schedules to Supplement No. 38 to Collateral Agreement

Schedule 1
Names

Grantor’s Exact Legal Name		Change in Identity or Corporate Structure Within the Past 5 years
Spirit Foodservice Products, Inc.		None.
Spirit Foodservice, Inc.	None.	None.
Master Containers, Inc.	None.	None.

Schedule 2(a)
Jurisdictions and Locations

Grantor		Form of Organization	Organizational Identification Number (if any)	Chief Executive Office or Registered Office Address (including county)
Spirit Foodservice Products, Inc.		Corporation	4094370	1900 W. Field Court Lake Forest, Illinois 60045 Lake County
Spirit Foodservice, Inc.	Delaware	Corporation	4095230	1900 W. Field Court Lake Forest, Illinois 60045 Lake County
Master Containers, Inc.	Florida	Corporation	352790	209 Phosphate Blvd. Mulberry, FL 33860 Polk County

Schedule 2(b)
Location of Other Persons that Possess Collateral
None.

Schedule 5
UCC Filings

Grantor
Spirit Foodservice Products, Inc.
Spirit Foodservice, Inc.	Delaware Secretary of State Department of Corporations Uniform Commercial Code Division 401 Federal Street Dover, DE 19901
Master Containers, Inc.	Florida Secured Transaction Registry FLORIDAUCC, LLC P.O. Box 5588 Tallahassee, FL 32314

Schedule 6
Stock Ownership and Other Equity Interests

Grantor	Certificate Number	Number of Equity Interests	Percentage of Ownership
Spirit Foodservice Products, Inc.	2	1,000 shares	100%
	C-52	4,510 shares	1.0%
	C-53	446,490 shares	99.0%

Schedule 7
Debt Instruments
None.
Schedule 8
Mortgaged Property and Mortgage Filings

None.
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
None.

Schedule 9(b)
Intellectual Property
U.S. Patent Applications
Spirit Foodservice, Inc.

Patent Application No.
13-247,427

Schedule 9(c)
Intellectual Property
U.S. Trademarks
Spirit Foodservice, Inc.

TRADEMARK		Filing Date	Reg. No.	Reg. Date
SIDE KICK		10/7/2010	3995263	7/12/2011
SIDEKICK	85121814	9/2/2010	4064423	11/29/2011
SPIR-IT	71648968	6/17/1953	0588761	4/20/1954
STIRSTIC	72103814	9/1/1960	0719237	8/1/1961
U.S. Trademark Applications

TRADEMARK	Filing Date	Reg. No.	Reg. Date
FORKSTIR	6/27/2012	0	0

Schedule 10
Commercial Tort Claims
None.

Schedule 11
Deposit Accounts

Grantor		Type of Account	Account Number
Spirit Foodservice Products, Inc.		N/A	N/A
Spirit Foodservice, Inc.	Citizens Bank One Citizens Plaza Providence, RI 02903	Operating Account	110785-135-9
	Cole Taylor Bank 9550 W Higgins Road Rosemont, IL 60018	Operating Account	69296102
	Cole Taylor Bank 9550 W Higgins Road Rosemont, IL 60018	Disbursement Account	69879529
	Cole Taylor Bank 9550 W Higgins Road Rosemont, IL 60018	Payroll Account	70441958
	Cole Taylor Bank 9550 W Higgins Road Rosemont, IL 60018	Deposit Account	69858531
Master Containers, Inc.	Cole Taylor Bank 9550 W Higgins Road Rosemont, IL 60018	Operating Account	70620536
Cole Taylor Bank 9550 W Higgins Road Rosemont, IL 60018		Disbursement Account	70297552
Cole Taylor Bank 9550 W Higgins Road Rosemont, IL 60018		Payroll Account	69974567

Schedule 12
Securities Accounts
None.